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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                  April 24, 1998


                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



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
         Colorado                              0-21736                  84-1158484
-------------------------------        -----------------------      ------------------
(State or other jurisdiction of        (Commission File Number)     (I.R.S. Employer
incorporation or organization)                                      Identification No.)
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17301 West Colfax Avenue, Suite 170
Golden, Colorado                                                         80401
---------------------------------------                                --------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:               (303) 216-0908



                                      None
      ------------------------------------------------------------------
      Former name or former address if changed since date of last filing


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Item 2.  Acquisition or Disposition of Assets.

         As reported on Form 8-K dated January 6, 1998, Black Hawk Gaming & Development Company, Inc. ("Black Hawk") had entered into agreements to acquire:
(i) all of the outstanding common stock of Gilpin Ventures, Inc. ("GVI") and its affiliates' interests in the Gilpin Hotel Venture ("GHV"); and (ii) the real property leased by the Gilpin Hotel Venture from Black Hawk and the co-owner of the land, Gilpin Gold, Inc. ("GGI"). Black Hawk and GVI each owned a 50% interest in GHV which operates a gaming facility in Black Hawk, Colorado and Black Hawk and GGI each owned an undivided 50% interest in the land underlying the GHV Casino and in certain parcels across Main Street from the Casino. Black Hawk now owns 100% of the Gilpin Hotel Casino as a result of its acquisition of all of GVI's outstanding common stock.

         The two transactions were closed on April 24, 1998. To recapitulate the financial terms as earlier reported in the referenced Form 8-K:

             (a) With respect to the acquisition of the outstanding common stock of GVI:

                    o $50,000 had been paid to GVI stockholders by Black Hawk upon signing of the agreement;
                    o $4,950,000 was paid by Black Hawk to GVI stockholders at the closing;
                    o $250,000 was paid by Black Hawk to an affiliate of GVI at closing, for termination of a consulting agreement.

             (b) With respect to the purchase of the land from GGI, Black Hawk paid to GGI the sum of $4,750,000 at closing.

             (c) Certain allocations of profits from the Gilpin Hotel Casino, rents on the land purchased, taxes and other items were made through April 24, 1998 the date of closing and were paid or will be paid to the GVI shareholders and to GGI.

         Reference is made to Items 1 and 2 of Black Hawk's Annual Report on Form 10-K for the year ended December 31, 1997 for previously reported information concerning these transactions.


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Item 5.  Other Events.

         In connection with the acquisitions referred to in Item 2 above, Black Hawk entered into a Credit Agreement with Wells Fargo Bank, National Association ("Wells Fargo"). Some of the more important terms of the Credit Agreement are as follows:

                  (i) the facility under the Credit Agreement is a five year reducing revolving line of credit in the amount of $20 million. Approximately $13.5 million was drawn down at closing to fund the acquisitions described in
                           Item 2 above and to pay existing mortgage debt against the property purchased.

                  (ii) the undrawn balance of the facility will be used to pay certain equipment debt, to pay for the third story of a parking garage under construction across Main Street from the Gilpin Hotel Casino, and for working capital;

                  (iii) the facility bears interest at the rate of 75 basis points over prime (approximately 9.5% currently);

                  (iv) beginning January 1, 1999, the maximum credit line available will be reduced by $500,000 per quarter until April 24, 2001 when the outstanding balance of the facility will be due;

                  (v) the Credit Agreement contains a number of affirmative and negative covenants which, among other things, requires Black Hawk to maintain certain financial ratios and refrain from certain actions without Wells Fargo's concurrence; and

                  (vi) substantially all of the assets of the Gilpin Hotel Venture, GVI and Black Hawk (except Black Hawk's 75% interest in The Lodge Casino) are pledged as security for repayment of the credit facility. The Credit Agreement also contains customary events of default provisions.

         Reference is made to Item 7 hereof under which the Credit Agreement is filed. The foregoing summary is qualified in its entirety to such Credit Agreement.


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Item 7.  Financial Statements and Exhibits.

         (a)(b) The financial statements for the business acquired and the pro forma financial statements required under this Item 7 will be filed within 60 days after the date of this report or, if appropriate, such will be included in Black Hawk's Report on Form 10-Q for the quarter ended March 31, 1998.

         (c)      The following are filed as exhibits hereto:

                  Exhibit No.                              Description
                  ----------                               -----------
                    10.A(98)                           Stock Purchase Agreement
                    10.B(98)                           Credit Agreement



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                BLACK HAWK GAMING & DEVELOPMENT
                                                COMPANY, INC.



                                                By: /s/ Stephen R. Roark
                                                    ----------------------------
                                                    Stephen R. Roark, President


Date:  April 28, 1998



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                                 EXHIBIT INDEX

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
Exhibit No.          Description
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
  10.A(98)           Stock Purchase Agreement
  10.B(98)           Credit Agreement
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